Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Moves to Streamline Operations; Volumes Continue to Grow in the Third Quarter of 2017

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) ("Clean Energy" or the "Company") today announced its operating results for the third quarter of 2017, including continued volume growth for the period, as well as recent operational and strategic steps taken to streamline operations and reduce expenses.

During the third quarter of 2017, the Company initiated the following one-time actions, which it believes will significantly improve its operating and financial performance:

•	Closing 42 underperforming and unprofitable stations;

•	Reducing annual selling, general and administrative expenses by approximately $15 million; and

•	Positioning its compressor business to benefit from consolidation in the natural gas compressor sector (all of the foregoing, the "Q3 Actions").
These Q3 Actions resulted in incremental charges of $73.8 million.

Andrew Littlefair, Clean Energy’s President and Chief Executive Officer, stated, "We continue to see great opportunity in our business model and have taken steps we believe will strengthen our core fueling network and our overall financial results and cash flows. Also, as another key element of our strategic plans, we have committed to position our compressor business to seek a strategic partner in a sector that we believe can grow and benefit from consolidation to address the compressor market in light of the anti-diesel movement, particularly in Europe."

During the third quarter of 2017 the Company delivered 91.5 million gallons, an 8.3% increase from 84.5 million gallons delivered in the same period in 2016. For the nine months ended September 30, 2017, the Company delivered 265.0 million gallons, an 8.2% increase from 244.9 million gallons delivered in the same period in 2016.

Revenue for the third quarter of 2017 was $81.8 million, a 15.7% decrease from $97.0 million of revenue for the third quarter of 2016. This decrease was primarily due to a lower effective price per gallon, largely attributable to the effects of the Company's sale of certain assets related to the upstream production portion of its RNG business to BP Products North America Inc. ("BP") in the first quarter of 2017 (the "Asset Sale"), which has resulted in decreased revenue from the sale of certain tradable credits the Company generates by selling CNG, LNG and its Redeem™ RNG vehicle fuel. In addition, revenue decreased compared to the third quarter of 2016 due to the expiration of the U.S. federal excise tax credits for alternative fuels ("VETC") as of December 31, 2016. Station construction revenue decreased between periods, principally due to fewer station upgrade projects. Compressor revenue remained comparable between periods. These decreases were partially offset by a $4.9 million increase in revenue as a result of the increased gallons delivered in the third quarter of 2017 compared to the same period in 2016.

Revenue for the nine months ended September 30, 2017 was $252.3 million, a 16.1% decrease from $300.8 million compared to the same period in 2016, primarily due to the same factors described above, except that station construction revenue decreased between these periods, principally due to a decrease in large, full-station and station upgrade projects, and compressor revenue decreased between these periods, principally due to continued low global demand in the compressor sector beginning in the second half of 2016.

Andrew J. Littlefair further stated, "With a fueling station network of over 575 stations, we are making efforts to streamline the number of stations we operate without disrupting volumes or customers’ ability to continue to fuel with us. We believe the steps we have taken will streamline our operations, facilitate a focus on what we believe are our most profitable opportunities, and improve our overall financial performance."

On a GAAP basis, net loss for the third quarter of 2017 was $94.1 million, or $0.62 per share, compared to net loss of $12.6 million, or $0.10 per share, for the third quarter of 2016. The third quarter of 2017 was negatively impacted by charges resulting from the steps taken to minimize and eliminate underperforming assets and lower operating expenses going forward. These charges include $73.8 million in asset impairments and other charges, which consist of an asset impairment charge of $32.3 million related to CECC's assets, asset impairment and other cash and non-cash charges totaling $25.3 million related to fueling station closures, and cash severance and non-cash stock-based compensation charges totaling $3.0 million related to workforce reduction, as well as a $13.2 million increase in inventory valuation provision compared to the same period in 2016 (all such charges and inventory valuation provision increase, collectively, the "third quarter incremental charges"). In addition, the third quarter of 2016 included VETC revenue of $6.7 million and a loss of $0.7 million from the repurchase of debt (the "debt repurchases").

On a GAAP basis, net loss for the nine months ended September 30, 2017 was $50.9 million, or $0.34 per share, compared to a net loss of $8.3 million, or $0.07 per share, for the nine months ended September 30, 2016. The nine months ended September 30, 2017 included a $69.9 million gain from the Asset Sale, as well as the third quarter incremental charges. The nine months ended September 30, 2016 included a net gain of $25.4 million from debt repurchases and VETC revenue of $19.6 million.

Non-GAAP loss per share and Adjusted EBITDA for the third quarter of 2017 was $0.61 per share and $(74.1) million, respectively, which included the third quarter incremental charges. Non-GAAP loss per share and Adjusted EBITDA for the third quarter of 2016 was $0.08 per share and $10.9 million, respectively, which included VETC revenue and a loss from the debt repurchases.

Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2017 was $0.29 per share and $9.9 million, respectively, which included a gain from the Asset Sale and the third quarter incremental charges. Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2016 was $0.02 per share and $67.4 million, respectively, which included net gains from debt repurchases and VETC revenue.

Non-GAAP loss per share and Adjusted EBITDA are described below and reconciled to GAAP net loss and loss per share attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company uses non-GAAP financial measures that it calls non-GAAP loss per share ("non-GAAP EPS" or "non-GAAP loss per share"), adjusted EBITDA ("Adjusted EBITDA"). Management presents non-GAAP EPS, Adjusted EBITDA because it believes these measures provide meaningful supplemental information regarding the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management, as management uses these measures to assess the Company’s operating performance, for financial and operational decision-making; (2) these measures exclude the impact of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP loss or loss per share (with respect to non-GAAP EPS and Adjusted EBITDA), or any other GAAP measure as an indicator of operating performance (with respect to non-GAAP EPS and Adjusted EBITDA). Moreover, because not all companies use identical measures and calculations, the Company's presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP EPS

Non-GAAP EPS, which the Company presents as a non-GAAP measure of its performance, is defined as net loss attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-

based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance, which may obscure trends in a company’s core operating performance.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP net loss attributable to Clean Energy Fuels Corp. to an adjusted net loss figure used in the calculation of non-GAAP EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in 000s, except share and per-share amounts)	2016	2017	2016	2017
Net Loss Attributable to Clean Energy Fuels Corp.	$(12,628)	$(94,141)	$(8,270)	$(50,890)
Stock-Based Compensation	2,077	2,216	6,533	6,904
Adjusted Net Loss	$(10,551)	$(91,925)	$(1,737)	$(43,986)
Diluted Weighted-Average Common Shares Outstanding	130,436,038	150,927,825	112,819,041	150,128,204
GAAP Loss Per Share	$(0.10)	$(0.62)	$(0.07)	$(0.34)
Non-GAAP Loss Per Share	$(0.08)	$(0.61)	$(0.02)	$(0.29)

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net loss attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, and plus stock-based compensation expense. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in 000s)	2016	2017	2016	2017
Net Loss Attributable to Clean Energy Fuels Corp.	$(12,628)	$(94,141)	$(8,270)	$(50,890)
Income Tax Expense (Benefit)	416	(44)	1,229	(2,183)
Interest Expense	6,406	4,270	23,843	13,466
Interest Income	(123)	(465)	(579)	(1,156)
Depreciation and Amortization	14,801	14,104	44,682	43,757
Stock-Based Compensation	2,077	2,216	6,533	6,904
Adjusted EBITDA	$10,949	$(74,060)	$67,438	$9,898

Definition of "Gallons Delivered"

The Company defines “gallons delivered” as its gallons of renewable natural gas ("RNG"), compressed natural gas ("CNG") and liquefied natural gas ("LNG"), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company's proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three and nine months ended September 30, 2016 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
Gallons Delivered (in millions)	2016	2017	2016	2017
CNG	66.7	73.5	191.7	213.1
RNG(1)	0.7	0.7	2.3	1.9
LNG	17.1	17.3	50.9	50.0
Total	84.5	91.5	244.9	265.0
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel, also known as Redeem™, is included in CNG and LNG, as applicable.
Sources of Revenue
The following table represents our sources of revenue for the three and nine months ended September 30, 2016 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue (in Millions)	2016	2017	2016	2017
Volume -Related	$71.3	$63.1	$210.8	$200.0
Compressor Sales	5.3	5.9	22.4	17.6
Station Construction Sales	13.7	12.5	48.0	34.1
VETC	6.7	—	19.6	—
Other	—	0.3	—	0.6
Total	$97.0	$81.8	$300.8	$252.3
Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Sunday, December 3, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13666012. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the Company’s strategic plans and steps recently taken to implement certain of these plans, including, among other things: the strength of the Company’s smaller fueling station network following certain station closures and the continued ability of this station network to satisfy customer demand and achieve growing volumes of natural gas vehicle fuel sales; the Company’s plans to seek a strategic partner for its natural gas fueling compressor business; the impact on the Company’s performance and financial condition of its streamlining efforts, including its workforce reduction; the market’s perception of these steps taken to implement the Company’s strategic plans; and the effects of these steps on the Company’s performance, liquidity and financial condition, including the Company’s estimates of certain liquidity and expense measures after taking these steps. Actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas and other alternative fuels, as well as heavy-duty trucks and other vehicles and engines powered by these fuels; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and otherwise compete successfully in this market, including in the event of advances or improvements in non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its investments and strategies to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG station network; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and repayment of its debt obligations (whether at or prior to maturity); the availability of tax credits and other government programs or incentives that promote natural gas or other alternatives as a vehicle fuel, including long-standing support for gasoline and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives in favor of these vehicle fuels rather than natural gas; changes to federal, state or local fuel emission standards or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; the Company’s ability to manage and grow its RNG business after the sale of the upstream production portion of this business, including its ability to continue to receive revenue from sales of certain tradable credits it generates from sales of RNG, CNG and LNG as a vehicle fuel; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to sustain or grow its compressor business and manage risks and uncertainties related to the global scope of this business; the Company’s ability to realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships, including in connection with its compressor business; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Quarterly Report on Form 10-Q, filed on November 2, 2017 with the Securities and Exchange Commission (www.sec.gov), contains additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer

Director of Investor Communications

949.437.1403

News Media Contact:

Jason Johnston

Manager of Corporate Communications

949.437.1411

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2016	September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$36,119	$45,312
Restricted cash	6,996	1,463
Short-term investments	73,718	151,521
Accounts receivable, net of allowance for doubtful accounts of $1,063 and $2,336 as of December 31, 2016 and September 30, 2017, respectively	79,432	61,001
Other receivables	21,934	16,253
Inventory	29,544	44,624
Prepaid expenses and other current assets	14,021	10,838
Total current assets	261,764	331,012
Land, property and equipment, net	483,923	363,773
Notes receivable and other long-term assets, net	16,377	25,619
Investments in other entities	3,475	2,542
Goodwill	93,018	68,082
Intangible assets, net	38,700	7,491
Total assets	$897,257	$798,519
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$5,943	$29,247
Accounts payable	23,637	16,215
Accrued liabilities	52,601	41,990
Deferred revenue	7,041	6,487
Total current liabilities	89,222	93,939
Long-term portion of debt and capital lease obligations	241,433	185,597
Long-term debt, related party	65,000	40,000
Other long-term liabilities	7,915	13,416
Total liabilities	403,570	332,952
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 145,538,063 shares and 151,009,700 shares at December 31, 2016 and September 30, 2017, respectively	15	15
Additional paid-in capital	1,090,361	1,110,158
Accumulated deficit	(603,836)	(655,223)
Accumulated other comprehensive loss	(17,675)	(12,392)
Total Clean Energy Fuels Corp. stockholders’ equity	468,865	442,558
Noncontrolling interest in subsidiary	24,822	23,009
Total stockholders’ equity	493,687	465,567
Total liabilities and stockholders’ equity	$897,257	$798,519

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Revenue:
Product revenue	$84,456	$67,669	$263,179	$211,747
Service revenue	12,561	14,123	37,645	40,552
Total revenue	97,017	81,792	300,824	252,299
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	55,481	52,884	170,746	158,306
Service cost of sales	6,377	7,283	19,095	20,066
Inventory valuation provision	—	13,158	—	13,158
Selling, general and administrative	25,888	24,798	76,744	71,875
Depreciation and amortization	14,801	14,104	44,682	43,757
Asset impairments and other charges	—	60,666	—	60,666
Total operating expenses	102,547	172,893	311,267	367,828
Operating loss	(5,530)	(91,101)	(10,443)	(115,529)
Interest expense	(6,406)	(4,270)	(23,843)	(13,466)
Interest income	123	465	579	1,156
Other income (expense), net	(109)	4	(6)	(28)
Loss from equity method investments	(13)	(30)	(20)	(100)
Gain (loss) from extinguishment of debt	(668)	—	25,375	3,195
Gain from sale of certain assets of subsidiary	—	—	—	69,886
Loss before income taxes	(12,603)	(94,932)	(8,358)	(54,886)
Income tax benefit (expense)	(416)	44	(1,229)	2,183
Net loss	(13,019)	(94,888)	(9,587)	(52,703)
Loss attributable to noncontrolling interest	391	747	1,317	1,813
Net loss attributable to Clean Energy Fuels Corp.	$(12,628)	$(94,141)	$(8,270)	$(50,890)
Loss per share:
Basic	$(0.10)	$(0.62)	$(0.07)	$(0.34)
Diluted	$(0.10)	$(0.62)	$(0.07)	$(0.34)
Weighted-average common shares outstanding:
Basic	130,436,038	150,927,825	112,819,041	150,128,204
Diluted	130,436,038	150,927,825	112,819,041	150,128,204